UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2011

FISHER COMMUNICATIONS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-22439	91-0222175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

140 Fourth Avenue N., Suite 500, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-404-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2011, Fisher Media Services Company ("Fisher Media"), a wholly-owned subsidiary of Fisher Communications, Inc. (the "Company"), entered into a Purchase and Sale Agreement (the "Agreement") with Hines Global REIT 100/140 Fourth Ave LLC ("Hines") pursuant to which the Company has agreed to sell Fisher Plaza, the Company’s approximately 300,000 square foot mixed use facility located near downtown Seattle, to Hines for $160,000,000 in cash, and (the "Transaction"). The closing of the Transaction is subject to customary conditions, but is not contingent on financing, and is expected to be completed by December 31, 2011. Hines paid a $10 million earnest money deposit in connection with the execution of the Agreement. The Company executed a joinder for certain post-closing obligations of Fisher Media in the Agreement. After the payment of taxes and Transaction expenses, the Company’s net proceeds from the Transaction are expected to be approximately $129,000,000.

In connection with the closing of the Transaction, the Company will enter into a 12-year lease (the "Lease") pursuant to which the Company’s corporate headquarters and its Seattle television, radio and internet operations will continue to occupy their existing space. In accordance with the Lease, the facility will continue to be named "Fisher Plaza" and the Company’s 2012 monthly base rent will be $285,702.67, subject to annual increases of 3% beginning on January 1, 2013. The Company will also pay its pro rata share of Fisher Plaza’s actual common area and operating expenses during the Lease term. For 2012, Fisher’s pro rata share of such expenses is expected to be approximately $165,000 per month. At the closing of the Transaction the Company will also enter into a Reimbursement Agreement (the "Reimbursement Agreement") pursuant to which the Company will be obligated to pay the lesser of $1,500,000 or 50% of the cost of certain datacenter infrastructure equipment for Fisher Plaza East if under certain circumstances such equipment is necessary prior to the expiration of the initial term of the Lease.

The above description of the terms of the Agreement is a summary and does not purport to be a complete description of all of its terms, and it is qualified in its entirety by reference to the Agreement, which includes a copy of the Lease as Exhibit J and the Reimbursement Agreement as Exhibit Q, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 17, 2011, the Company issued the attached press release to announce its agreement to sell Fisher Plaza in Seattle, Washington to Hines. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1 Purchase and Sale Agreement, by and between Fisher Media Services Company and Hines Global REIT 100/140 Fourth Ave LLC, dated November 17, 2011.

99.1 Press Release issued on November 17, 2011 to announce the Fisher Media Services Company’s agreement to sell Fisher Plaza in Seattle, Washington to Hines Global REIT 100/140 Fourth Ave LLC.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “intends,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report, concerning, among other things, the expected closing date and net proceeds for the Transaction and the Company’s share of common area and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, major local or world news events, the position taken by taxing authorities and future increases or fluctuations in Fisher Plaza operating expenses. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. For more details on other factors that could affect these expectations, please see the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2010, which we have filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

November 18, 2011	By:	/s/ Colleen B. Brown

Name: Colleen B. Brown
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement, by and between Fisher Media Services Company and Hines Global REIT 100/140 Fourth Ave LLC, dated November 17, 2011.
99.1	Press Release issued on November 17, 2011 to announce the Fisher Media Services Company’s agreement to sell Fisher Plaza in Seattle, Washington to Hines Global REIT 100/140 Fourth Ave LLC